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                                                                   EXHIBIT 23.4


                                   CONSENT

     The undersigned hereby consents to the filing of its amended Fairness Opinion as an exhibit to the registration statement on Form SB-2 filed by American Family Holdings, Inc. with the Securities and Exchange Commission (the "Registration Statement") and to the reference to us under the caption "Appraisals and Fairness Opinion" in the prospectus which is a part of the Registration Statement.


Dated: March 27, 1998

                                                  HOULIHAN VALUATION ADVISORS



                                                  By /s/      BRET TACK
                                                  ---------------------------
                                                  Print Name  Bret Tack
                                                  Title       Principal